PACS Group, Inc. Reports First Quarter 2024 Results
05/13/2024
Conference Call and Webcast scheduled for tomorrow, May 14, 2024, at 4:00 pm ET.

FARMINGTON, Utah—(BUSINESS WIRE)—PACS Group, Inc. (NYSE: PACS) (“PACS” or the “Company”), which together with its subsidiaries is one of the largest post-acute healthcare companies in the United States, announced operating results for the first quarter of 2024, reporting net income of $49.1 million, Adjusted EBITDA of $88.5 million and Adjusted EBITDAR of $152.5 million.
Highlights:
•GAAP earnings per share for the quarter was $0.38, an increase of 31.0% over the prior year quarter.
•GAAP net income was $49.1 million, an increase of 30.7% over the prior year quarter.
•Consolidated GAAP revenue for the quarter was $934.7 million, an increase of 31.9% over the prior year quarter.
•EBITDA and Adjusted EBITDA for the quarter was $96.3 million and $88.5 million, representing increases of 47.0% and 34.0%, respectively, over the prior year quarter. Adjusted EBITDAR for the quarter was $152.5 million.
Select KPIs:
•Total Facilities occupancy was 91.1% during the first quarter of 2024. Ramping and Mature Facilities occupancy increased by 1.8% and 1.4%, respectively, over the prior year quarter.
•Average Medicare and Medicaid daily rates increased 11.0% and 5.3%, respectively, for the three months ended March 31, 2024, as compared to the prior year quarter.
•In the three months ended March 31, 2024 we added 10 operating facilities, including 1,334 and 174 skilled nursing and assisted living beds, respectively.

“We’re proud of our teams across the country and their continued dedication to the clinical excellence that drives our financial results. We look forward to carrying that momentum through 2024,” said Jason Murray, PACS’s Chief Executive Officer. “We had a very strong quarter, highlighted by 158 of our facilities having a 4 or 5 star CMS Quality Measures rating. We believe this is a key driver of our revenue growth year over year of 31.9% or $226.3 million on a same quarter basis.”
“Our revenue growth was also driven in significant part by our adding 5,194 beds to the company over the last year, leading to a 35.3% increase in patient days year-over-year. Additionally, our occupancy remained strong across all facilities — 91.1% in the first quarter of 2024,” said Derick Apt, PACS’s Chief Financial Officer. “We're also proud of our teams for adding 68 facilities and 12 real estate acquisitions over the last 15 months, bringing total operated facilities to 218 and wholly owned properties to 35.”
Business Outlook
Based on information available as of May 13, 2024, PACS is providing the following guidance for full year 2024:
•Revenue of $3.65 billion to $3.75 billion
•Adjusted EBITDA of $351 million to $361 million
PACS's growing portfolio consists of 218 healthcare operations, 16 of which also include senior living operations, across 9 states. PACS owns 47 real estate assets with purchase options on an additional 27 real estate assets, including both wholly owned and owned in a joint venture. Apt noted that PACS’s overall strategy will continue to include both leasing and acquiring real estate and that the Company is actively considering opportunities to acquire both performing and underperforming operations in several states.
A discussion of the Company's use of non-GAAP financial measures and reconciliation to the most directly comparable GAAP measure is set forth below. A reconciliation of Adjusted EBITDA guidance to Net Income on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to provision for income taxes, interest expense, depreciation and amortization, acquisition related costs, gain on lease termination, and other adjustment items all of which are adjustments to Adjusted EBITDA. Further discussion about the Company's results is contained in its Quarterly Report on Form 10-Q for the period ended March 31, 2024, which is expected to be filed with the SEC today and can be viewed on the Company’s website at https://IR.pacs.com.
Earnings Conference Call Details
A live webcast will be held Tuesday, May 14, 2024, at 4:00 p.m. Eastern time to discuss PACS’s first quarter financial results. To listen to the webcast please visit the Investors Relations section of PACS’s website at https://IR.pacs.com. The webcast will be recorded and will be available for replay via the website for 30 days following the call.
About PACS™
PACS Group, Inc. is a holding company investing in post-acute healthcare facilities, professionals, and ancillary services. Founded in 2013, PACS Group is one of the largest post-acute platforms in the United States. Its independent subsidiaries operate over 200 post-acute care facilities across nine states serving over 22,000 patients daily. References herein to the consolidated “Company,” as well as the use of the terms “we,” “us,” “our,” “its” and similar verbiage, refer to PACS Group, Inc. and its consolidated subsidiaries, taken as a whole. PACS Group, Inc. and its subsidiaries that are not licensed healthcare providers do not provide healthcare services to patients, residents or any other person, and do not direct or control the provision of services provided or the operations of those provider subsidiaries. All healthcare services are provided solely by its applicable subsidiaries that are licensed healthcare providers, under the direction and control of licensed healthcare professionals in accordance with applicable law. More information about PACS is available at https://IR.pacs.com. The information on our website is not part of this press release.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and other communications of the Company may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.”
Statements concerning the Company’s future are forward-looking statements, and are based on management’s current expectations, assumptions and beliefs about the Company’s business, financial performance, operating results, the industry in which we operate and possible future events. These statements include, but are not limited to, statements regarding the Company’s anticipated growth prospects and future operating and financial performance. Forward-looking statements convey the Company’s expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, which may change over time and many of which are beyond the Company’s control, and that could cause the Company’s actual results to materially and adversely differ from those expressed in any forward-looking statement, including our dependence on reimbursement from third-party payors and the impact of changes in the acuity mix of patients in our facilities and changes in payor mix and payment methodologies and new cost containment initiatives; failure to be reimbursed for all services for which each facility bills; increased competition for, or shortage of, nurses, nurse assistants or other skilled personnel; state efforts to regulate or deregulate the healthcare services industry or the construction expansion, or acquisition of healthcare facilities; numerous risks related to the expiration of COVID-19 PHE and surrounding wind-down and uncertainty; failure to attract patients and residents to compete effectively with other healthcare providers; risks associated with our review and audit of the care delivery, recordkeeping and billing processes of our operating subsidiaries; risks associated with litigation; our reliance on information technology; our inability to complete future facility or business acquisitions at attractive prices or at all; risks associated with undertaking acquisitions; risks associated with leased real property; our reliance on payments from third-party payors, including Medicare, Medicaid and other governmental healthcare programs and private insurance organizations; reforms to the U.S. healthcare system; various government and third-party payor reviews, auditors and investigations; risks associated with being a “controlled company,” and the other risks described in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 and other SEC filings.
These documents are available in the Investor Relations section of the Company’s website at www.pacs.com (information on the website is not incorporated by reference into this presentation and should not be considered part of this document).
You should not place undue reliance on forward-looking statements. The information in this press release is provided as of today’s date only, and, except as required by federal securities law, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or for any other reason after today.

Contact Information:
Investor/Media Relations, PACS Group, Inc., 385-988-3596, IR@pacs.com
SOURCE: PACS Group, Inc.

PACS GROUP, INC. AND SUBSIDIARIES
CONDENSED COMBINED/CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share values)

	(unaudited)
	March 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$81,213	$73,416
Accounts receivable, net	622,737	547,807
Other receivables	66,014	52,259
Prepaid expenses and other current assets	61,761	48,665
Total Current Assets	831,725	722,147
Property and equipment, net	660,157	577,528
Operating lease right-of-use assets	2,175,169	2,007,812
Insurance subsidiary deposits and investments	25,201	—
Escrow funds	21,456	15,649
Goodwill and other indefinite-lived assets	65,291	65,291
Other assets	87,329	124,312
Total Assets	$3,866,328	$3,512,739

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$157,000	$140,947
Accrued payroll and benefits	143,811	92,234
Current operating lease liabilities	113,617	109,438
Current maturities of long term debt	16,837	16,822
Current portion of accrued self-insurance liabilities	29,210	27,536
Other accrued expenses	71,073	69,949
Total Current Liabilities	531,548	456,926
Long-term operating lease liabilities	2,123,865	1,961,997
Accrued benefits, less current portion	6,738	6,738
Lines of credit	537,000	520,000
Long-term debt, less current maturities, net of deferred financing fees	230,855	195,708
Accrued self-insurance liabilities, less current portion	154,892	146,167
Other liabilities	147,837	123,477
Total Liabilities	$3,732,735	$3,411,013
Commitments and contingencies
Equity:
PACS Group, Inc. stockholders' equity:
Common stock - 64,361,693,000 shares authorized, $0.001 par value, 128,723,386 shares issued and outstanding as of March 31, 2024 and December 31, 2023	129	129
Accumulated other comprehensive income	201	—
Retained earnings	127,661	95,997
Total stockholders' equity	127,991	96,126
Noncontrolling interest in subsidiary	5,602	5,600
Total Equity	$133,593	$101,726
Total Liabilities and Equity	$3,866,328	$3,512,739

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED/CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(dollars in thousands, except for share and per share values)

	Three Months Ended March 31,
	2024	2023
Revenue
Patient and resident service revenue	$934,298	$707,826
Additional funding	—	375
Other revenues	423	241
Total Revenue	$934,721	$708,442

Operating Expenses
Cost of services	735,992	538,772
Rent - cost of services	63,961	45,104
General and administrative expense	46,906	59,442
Depreciation and amortization	7,902	5,829
Total Operating Expenses	$854,761	$649,147

Operating Income	$79,960	$59,295

Other (Expense) Income
Interest expense	(15,391)	(10,636)
Gain on lease termination	8,046	—
Other income, net	440	440
Total Other Expense, net	$(6,905)	$(10,196)

Income before provision for income taxes	73,055	49,099
Provision for income taxes	(23,915)	(11,501)

Net Income	$49,140	$37,598
Less:
Net income attributable to noncontrolling interest	2	1
Net income attributable to PACS Group, Inc.	$49,138	$37,597

Net income per common share attributable to PACS Group, Inc.
Basic and diluted	$0.38	$0.29

Weighted-average shares outstanding
Basic and diluted	128,723,386	128,723,386

Other comprehensive income, net of tax:
Unrealized gain on available-for-sale debt securities, net of tax	$201	$—
Total other comprehensive income	201	—
Comprehensive income	$49,341	$37,598
Less:
Comprehensive income attributable to noncontrolling interest	2	1
Comprehensive income attributable to PACS Group, Inc.	$49,339	$37,597

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED/CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Three Months Ended March 31,
	2024	2023
Net cash provided by/(used in):
Operating activities	$58,787	$79,290
Investing activities	(118,669)	(57,554)
Financing activities	34,453	14,915
Net change in cash	(25,429)	36,651
Cash, cash equivalents, and restricted cash - beginning of period	118,704	98,206
Cash, cash equivalents, and restricted cash - end of period	$93,275	$134,857

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED KEY SKILLED SERVICES METRICS

	Three Months Ended March 31,
	2024	2023	Change	% Change
	(Dollars in thousands)
Total facility results:
Skilled nursing services revenue	$927,456	$705,574	$221,881	31.4%
Skilled mix by revenue	52.0%	63.7%		(11.7)%
Skilled mix by nursing patient days	29.8%	40.3%		(10.5)%
Occupancy for skilled nursing services:
Available patient days	2,164,061	1,586,384	577,677	36.4%
Actual patient days	1,970,602	1,456,412	514,190	35.3%
Occupancy rate (operational beds)	91.1%	91.8%		(0.7)%
Number of facilities at period end	212	174	38	21.8%
Number of operational beds at period end	24,315	19,121	5,194	27.2%

	Three Months Ended March 31,
	2024	2023	Change	% Change
	(Dollars in thousands)
Mature facility(1) results:
Skilled nursing services revenue	$286,419	$271,541	$14,877	5.5%
Skilled mix by revenue	55.6%	65.8%		(10.2)%
Skilled mix by nursing patient days	32.5%	42.0%		(9.5)%
Occupancy for skilled nursing services:
Available patient days	634,543	596,042	38,501	6.5%
Actual patient days	600,003	555,494	44,509	8.0%
Occupancy rate (operational beds)	94.6%	93.2%		1.4%
Number of facilities at period end	65	63	2	3.2%
Number of operational beds at period end	6,973	6,665	308	4.6%
(1)Mature facilities represent facilities purchased more than 36 months before the date presented.

	Three Months Ended March 31,
	2024	2023	Change	% Change
	(Dollars in thousands)
Ramping facility(1) results:
Skilled nursing services revenue	$403,938	$33,207	$370,731	1116.4%
Skilled mix by revenue	57.6%	63.3%		(5.7)%
Skilled mix by nursing patient days	34.1%	38.0%		(3.9)%
Occupancy for skilled nursing services:
Available patient days	825,990	82,025	743,965	907.0%
Actual patient days	784,834	76,478	708,356	926.2%
Occupancy rate (operational beds)	95.0%	93.2%		1.8%
Number of facilities at period end	84	18	66	366.7%
Number of operational beds at period end	9,380	1,838	7,542	410.3%
(1)Ramping facilities represent facilities purchased within 18-36 months of the date presented.

	Three Months Ended March 31,
	2024	2023	Change	% Change
	(Dollars in thousands)
New facility(1) results:
Skilled nursing services revenue	$237,099	$400,826	$(163,727)	(40.8)%
Skilled mix by revenue	38.4%	62.4%		(24.0)%
Skilled mix by nursing patient days	21.4%	39.3%		(17.9)%
Occupancy for skilled nursing services:
Available patient days	703,528	908,317	(204,789)	(22.5)%
Actual patient days	585,765	824,440	(238,675)	(28.9)%
Occupancy rate (operational beds)	83.3%	90.8%		(7.5)%
Number of facilities at period end	63	93	(30)	(32.3)%
Number of operational beds at period end	7,962	10,618	(2,656)	(25.0)%
(1)New facilities represent facilities purchased less than 18 months from the date presented.

	Three Months Ended March 31,
Skilled mix by revenue	Mature		Ramping		New		Total
	2024	2023	2024	2023	2024	2023	2024	2023
Medicare	37.6%	50.3%	39.2%	42.4%	22.1%	46.3%	34.3%	47.6%
Managed care	18.0	15.5	18.4	20.9	16.3	16.1	17.7	16.1
Skilled mix	55.6	65.8	57.6	63.3	38.4	62.4	52.0	63.7
Medicaid	37.8	29.4	35.2	29.8	52.7	31.7	40.5	30.7
Private and other	6.6	4.8	7.2	6.9	8.9	5.9	7.5	5.6
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended March 31,
Skilled mix by nursing patient days	Mature		Ramping		New		Total
	2024	2023	2024	2023	2024	2023	2024	2023
Medicare	18.6%	28.8%	20.2%	22.3%	9.7%	26.2%	16.6%	27.0%
Managed care	13.9	13.2	13.9	15.7	11.7	13.1	13.2	13.3
Skilled mix	32.5	42.0	34.1	38.0	21.4	39.3	29.8	40.3
Medicaid	59.4	50.2	56.9	51.1	68.6	52.4	61.2	51.5
Private and other	8.1	7.8	9.0	10.9	10.0	8.3	9.0	8.2
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended March 31,
	Mature		Ramping		New		Total
	2024	2023	2024	2023	2024	2023	2024	2023
Medicare	$937.66	$845.94	$968.59	$836.27	$917.80	$863.92	$949.23	$855.41
Managed care	601.48	569.00	660.85	587.46	558.19	604.14	614.99	589.76
Total for skilled patient payors (1)	794.16	758.81	843.08	733.66	721.10	777.52	800.91	767.90
Medicaid	295.05	283.07	308.88	256.67	308.60	296.15	304.70	289.23
Private and other	380.32	299.68	408.15	278.98	354.26	350.11	382.61	326.93
Total (2)	$464.08	$484.08	$500.21	$440.48	$401.37	$489.75	$459.83	$485.00
(1)Represents weighted average of revenue generated by Medicare and managed care payor sources.
(2)Represents weighted average.

Key Skilled Services Metrics
We monitor the below key skilled services metrics across all of our facilities and by Mature facilities, Ramping facilities, and New facilities. Mature facilities are defined as facilities purchased more than 36 months prior to a respective measurement date. Ramping facilities are defined as facilities purchased within 18 to 36 months prior to a respective measurement date. New facilities are defined as facilities purchased less than 18 months prior to a respective measurement date.
•Skilled nursing services revenue — Skilled nursing services revenue reflects the portion of patient and resident service revenue generated from all patients in skilled nursing facilities, excluding revenue generated from our assisted and independent living services.
•Skilled mix — We measure both revenue and nursing patient days by payor. Medicare and managed care patients, whom we refer to as high acuity patients, typically require a higher level of skilled nursing care. As a result, Medicare and managed care reimbursement rates are typically higher than those from other payors. In most states, Medicaid reimbursement rates are generally the lowest of all payor types. Changes in the payor mix can significantly affect our revenue and profitability. To monitor this performance, we evaluate two different measures of skilled mix:
•Skilled mix by revenue — Skilled mix by revenue represents the portion of routine revenue generated from treating high acuity Medicare and managed care patients. Routine revenue refers to skilled nursing services revenue generated by contracted daily rates charged for skilled nursing services. Services provided outside of routine contractual agreements are recorded separately as ancillary revenue, including Medicare Part B therapy services, and are not routine revenue. The inclusion of therapy and other ancillary treatments in the contracted daily rate varies by payor source and by contract. Revenue associated with calculating skilled mix is based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606.
•Skilled mix by nursing patient days — Skilled mix by nursing patient days represents the number of days our high acuity Medicare and managed care patients receive skilled nursing services at skilled nursing facilities as a percentage of the total number of days that patients from all payor sources receive skilled nursing services at skilled nursing facilities for any given period.
•Occupancy — The total number of patients occupying a bed in a skilled nursing facility as a percentage of the beds in such facility that are available for occupancy during the period.
•Number of facilities — The total number of skilled nursing facilities that we operate.
•Number of operational beds — The total number of operational beds associated with the skilled nursing facilities that we own.

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands)

	Three Months Ended March 31,
	2024	2023
Net income	$49,140	$37,598
Less: net income attributable to noncontrolling interest	2	1
Add: Interest expense	15,391	10,636
Provision for income taxes	23,915	11,501
Depreciation and amortization	7,902	5,829
EBITDA	$96,346	$65,563
Acquisition related costs	207	503
Gain on lease termination	(8,046)	—
Adjusted EBITDA	$88,507	$66,066
Rent - cost of services	63,961	45,104
Adjusted EBITDAR	$152,468

Non-GAAP Financial Measures
In addition to our results provided throughout that are determined in accordance with GAAP, we also present the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and Adjusted EBITDAR (collectively, Non-GAAP Financial Measures). EBITDA and Adjusted EBITDA are performance measures. Adjusted EBITDAR is a valuation measure. These Non-GAAP Financial Measures have no standardized meaning defined by GAAP, and therefore have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for analysis of our results as reported in accordance with GAAP. You should review the reconciliation of net income to the Non-GAAP Financial Measures in the table below, together with our audited combined/consolidated financial statements and the related notes in their entirety, and should not rely on any single financial measure. Additionally, other companies may define these or similar Non-GAAP Financial Measures with the same or similar names differently, and because these Non-GAAP Financial Measures are not standardized, it may not be possible to compare these financial measures to those of other companies.
Performance Measures
We use EBITDA and Adjusted EBITDA to facilitate internal comparisons of our historical operating performance on a more consistent basis, as well as for business planning and forecasting purposes. In addition, we believe the presentation of EBITDA and Adjusted EBITDA is useful to investors, analysts and other interested parties in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance.
EBITDA – We calculate EBITDA as net income, adjusted for net losses attributable to noncontrolling interest, before: other expense, net; provision for income taxes; and depreciation and amortization.
Adjusted EBITDA – We calculate Adjusted EBITDA as EBITDA further adjusted for non-core business items, which for the reported periods includes, to the extent applicable, costs incurred to acquire operations that are not capitalizable, gains on lease termination, and certain one-time expenses that are not representative of our underlying operating performance. Costs related to acquisitions include costs related to our acquisition of SNF facilities and providers, including related costs such as legal fees, financial and tax due diligence, consulting and escrow fees.
Valuation Measure
We use Adjusted EBITDAR as a measure to determine the value of prospective acquisitions and to assess the enterprise value of our business without regard to differences in capital structures and leasing arrangements. In addition, we believe that Adjusted EBITDAR is also a commonly used measure by investors, analysts and other interested parties to compare the enterprise value of different companies in the healthcare industry without regard to differences in capital structures and leasing arrangements, particularly for companies with operating and finance leases. For example, finance lease expenditures are recorded in depreciation and interest and are therefore removed from Adjusted EBITDA, whereas operating lease expenditures are recorded in rent expense and are therefore retained in Adjusted EBITDA. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP, and is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring cash operating expense, and is therefore presented only for the current period. While we believe that Adjusted EBITDAR provides useful insight regarding our underlying operations, excluding the impact of our operating leases, we must still incur cash operating expenses related to our operating leases and rent and such expenses are necessary to operate our leased operations. As a result, Adjusted EBITDAR may understate the extent of our cash operating expenses for the respective period relative to our actual cash needs to operate our leased operations and business.
Adjusted EBITDAR – We calculate Adjusted EBITDAR as Adjusted EBITDA less rent-cost of services.